SUB-ITEM 77Q1: Exhibits

(e)  Copies of any new or amended Registrant investment advisory contracts

Investment Management Agreement with Hartford Funds Management Company, LLC was previously filed with the U.S. Securities and Exchange Commission (SEC) as exhibit d.(i) to Post-Effective Amendment No. 141 to the Registrants Registration Statement on Form N-1A filed with the SEC on September 1, 2017 (SEC Accession No. 0001144204-17-046336) and incorporated herein by reference.

Sub-Advisory Agreement with Wellington Management Company LLP was previously filed with the SEC as exhibit d.(ii) to Post-Effective Amendment No. 141 to the Registrants Registration Statement on Form N-1A filed with the SEC on September 1, 2017 (SEC Accession No. 0001144204-17-046336) and incorporated herein by reference.